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______________________________________________________________________________
______________________________________________________________________________




                     AGREEMENT AND PLAN OF REORGANIZATION



                                by and between



                        RUBIO SAVINGS BANK OF BRIGHTON



                                      and



                              WASHINGTON BANCORP,
                              an Iowa corporation







                              Dated June 24, 1997



______________________________________________________________________________
______________________________________________________________________________

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                     AGREEMENT AND PLAN OF REORGANIZATION

                               TABLE OF CONTENTS


                                                                         PAGE

                                  ARTICLE ONE
                        TERMS OF THE MERGER AND CLOSING

Section 1.1.  Formation of Interim Bank.....................................1
Section 1.2.  The Merger....................................................1
Section 1.3.  Merging Banks.................................................1
Section 1.4.  Surviving Bank; Charter and Bylaws; Directors and Officers....2
Section 1.5.  Effect of the Merger..........................................2
Section 1.6.  Conversion of Shares..........................................2
Section 1.7.  The Closing...................................................3
Section 1.8.  Exchange Procedure; Surrender of Certificate..................3
Section 1.9.  Closing Date; Effective Times.................................5
Section 1.10. Actions At Closing............................................5
Section 1.11. Reservation of Right to Revise Transaction....................6

                                  ARTICLE TWO
               REPRESENTATIONS, WARRANTIES AND COVENANTS OF RUBIO

Section 2.1.  Organization and Authority....................................6
Section 2.2.  Capitalization................................................7
Section 2.3.  Authorization.................................................7
Section 2.4.  Rubio Financial Statements....................................8
Section 2.5.  Rubio Reports.................................................8
Section 2.6.  Properties and Leases.........................................8
Section 2.7.  Taxes.........................................................9
Section 2.8.  Material Adverse Change.......................................9
Section 2.9.  Commitments and Contracts.....................................9
Section 2.10. Litigation and Other Proceedings.............................10
Section 2.11. Insurance....................................................11
Section 2.12. Compliance with Laws.........................................11
Section 2.13. Labor........................................................12
Section 2.14. Material Interests of Certain Persons........................12
Section 2.15. Allowance for Loan Losses; Adjustments.......................13
Section 2.16. Employee Benefit Plans.......................................13
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Section 2.17. Conduct to Date.............................................14
Section 2.18. Regulatory Filings..........................................15
Section 2.19. Registration Obligations....................................15
Section 2.20. Takeover Provisions Not Applicable..........................16
Section 2.21. Regulatory, Tax and Accounting Matters......................16
Section 2.22. Brokers and Finders.........................................16
Section 2.23. Accuracy of Information.....................................16
Section 2.24. Community Reinvestment Act Compliance.......................16
Section 2.25. Governmental Approvals and Other Conditions.................16

                                 ARTICLE THREE
                    REPRESENTATIONS AND WARRANTIES OF ACQUIROR

Section 3.1.  Organization and Capital Stock..............................17
Section 3.2.  Authorization...............................................17
Section 3.3.  Subsidiaries................................................18
Section 3.4.  Financial Information.......................................18
Section 3.5.  Absence of Changes..........................................19
Section 3.6.  Litigation..................................................19
Section 3.7.  Compliance With Laws........................................19
Section 3.8.  Statements True and Correct.................................19

                                  ARTICLE FOUR
                           AGREEMENTS OF TARGET BANK

Section 4.1.  Conduct of Business Prior to the Effective Time.............19
Section 4.2.  Forbearances................................................20
Section 4.3.  Breaches....................................................21
Section 4.4.  Submission of Merger to Stockholders........................21
Section 4.5.  Consents to Contracts and Leases............................21
Section 4.6.  Conforming Accounting and Reserve Policies; Restructuring
               Expenses...................................................21
Section 4.7.  Consummation of Agreement...................................22
Section 4.8.  Access to Information.......................................22

                                  ARTICLE FIVE
                             AGREEMENTS OF ACQUIROR

Section 5.1.  Regulatory Matters..........................................22
Section 5.2.  Current Information.........................................22
Section 5.3.  Expenses....................................................23
Section 5.4.  Miscellaneous Agreements and Consents.......................23
Section 5.5.  Press Releases..............................................23
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Section 5.6.  Takeover Provisions.........................................23
Section 5.7.  Third Parties...............................................23
Section 5.8.  Insurance Policy Claims.....................................24
Section 5.9.  Employment Agreement; Benefits and Related Matters..........24
Section 5.10. Updated Schedules...........................................24

                                  ARTICLE SIX
                     CONDITIONS PRECEDENT TO THE MERGER

Section 6.1.  Conditions to Each Party's Obligation to Effect the
               Merger.....................................................25
Section 6.2.  Conditions to Obligations of Rubio to Effect the Merger.....25
Section 6.3.  Conditions to Obligations of Washington to Effect
               the Merger.................................................26

                                  ARTICLE SEVEN
                        TERMINATION, AMENDMENT AND WAIVER

Section 7.1.  Termination.................................................27
Section 7.2.  Effect of Termination.......................................27
Section 7.3.  Amendment...................................................27
Section 7.4.  Severability................................................28
Section 7.5.  Waiver......................................................28

                                   ARTICLE EIGHT
                                 GENERAL PROVISIONS

Section 8.1.  Nonsurvival of Representations and Warranties...............28
Section 8.2.  Notices.....................................................28
Section 8.3.  Miscellaneous...............................................30
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                                 EXHIBIT LIST



EXHIBIT A - Stockholder Agreement
EXHIBIT B - Subsidiary Agreement and Plan of Merger
EXHIBIT C - Dean Edwards Employment Agreement



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                       AGREEMENT AND PLAN OF REORGANIZATION


    This AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made June 24, 1997, by and between RUBIO SAVINGS BANK OF BRIGHTON, Brighton, Iowa ("Rubio"), and WASHINGTON BANCORP, an Iowa corporation ("Washington").

    WHEREAS, Washington and Rubio wish to provide for the acquisition of Rubio by Washington by means of the merger into Rubio of an Iowa-chartered interim bank which is a wholly owned subsidiary of Washington, and

    WHEREAS, concurrently with the execution and delivery of this Agreement and as a material inducement and condition to Washington's willingness to enter into this Agreement, each of Rubio's directors and certain other shareholders of Rubio have entered into written agreements in the form attached hereto as Exhibit A (each a "Shareholder Agreement") pursuant to which they have agreed to vote the outstanding shares of Rubio common stock owned, controlled or for which they have voting power in favor of this Agreement and the transactions contemplated herein.

    NOW THEREFORE, in consideration of the foregoing and of the representations, warranties, agreements and conditions set forth in this Agreement, the parties hereby agree as follows:

                                 ARTICLE ONE

                      TERMS OF THE MERGER AND CLOSING

    Section 1.1. Formation of Interim Bank. Washington shall organize an Iowa-chartered, stock form interim bank as a wholly owned subsidiary of Washington ("Interim Bank").

    Section 1.2. The Merger. Pursuant to the terms and provisions of this Agreement, the Bank Holding Company Act of 1956, as amended (the "BHCA"), and the regulations of the Board of Governors of the Federal Reserve System (the "FBR") promulgated thereunder, the Federal Deposit Insurance Act, ("FDIA"), the rules and regulations of the Iowa Department Building and the Iowa Business Corporation Act (the "Iowa Act") (together, the "Corporate Law"), (i) Rubio and Interim Bank, at such time as it shall be lawful to do so, shall duly authorize and execute a plan of merger in the form attached hereto as Exhibit B (the "Plan of Merger"), and, as provided herein and therein, Interim Bank shall merge with and into Rubio (the "Merger").

    Section 1.3. Merging Banks.  Interim Bank shall be the merging bank in the Merger. The corporate identity and existence of Interim Bank, separate and apart from Rubio, shall cease on consummation of the Merger.
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    Section 1.4. Surviving Bank; Charter and Bylaws; Directors and
Officers. Rubio shall be the surviving bank in the Merger. The charter and bylaws of the Rubio, as in effect immediately prior to the Merger, shall be the charter and bylaws of Rubio, as in effect immediately prior to the Merger, shall be the charter and bylaws of Rubio as the surviving bank in the Merger. The directors and officers of Rubio immediately prior to the Effective Time shall be the directors and officers of Rubio, as the surviving corporation of the Merger, with the addition of Stan Carlson as a director on the Board, until their respective successors shall be duly elected and qualified or otherwise duly selected. The separate corporate identity and name recognition of Rubio are intended to be maintained by Washington following completion of the Merger, and shall be maintained by Washington following completion of the Merger for a period of at least five years, subject to business considerations, regulatory requirements or changes to regulations or statutes which would materially effect Washington or Rubio. In addition, to the extent qualified individuals can be found following completion of the Merger, it is intended that a majority of the Board of Rubio shall reside or maintain their principal place of business within Rubio's assessment area delineated pursuant to the Community Reinvestment Act of 1977, except for that portion of Washington County north of 290th Street.

    Section 1.5. Effect of the Merger. The Merger shall have all of the effects provided by the Corporate Law.

    Section 1.6. Conversion of Shares.

    (a) At the Merger Effective Time (as defined in Section 1.9 hereof), each record holder of issued and outstanding shares of common stock, par value one hundred dollars per share, of Rubio (the "Rubio Common"), other than the holders that have duly exercised and perfected their dissenters' rights under the Corporate Law ("Dissenting Shareholders"), shall be entitled to receive the merger consideration ("Merger Consideration") consisting of $2,300.50 in cash (or in the form of a five year note of Washington bearing interest at the prime rate of interest as set forth in the Wall Street Journal), multiplied by the number of shares of Rubio Common held by such record holder immediately prior to the Merger Effective Time, provided if the Merger Effective Time does not occur by September 30, 1997 unless due to the fault of Rubio, then the applicable cash or note amount shall be increased by the net income (as determined in accordance with generally accepted accounting principles) earned by Rubio during the three months ended June 30, 1997 (excluding any non-interest income during such period which is of a non-recurring nature or inconsistent with that generated in prior periods; and further excluding any dividends paid to Rubio shareholders during the three months ended June 30,
1997).

    (b) At the Merger Effective Time, all of the issued and outstanding shares of Rubio Common, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of any certificate or certificates which immediately prior to the Merger Effective Time represented outstanding shares of Rubio Common (the "Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holders to receive, without interest, the Merger
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Consideration with respect to the shares represented by the Certificate or
Certificates upon the surrender of such Certificate or Certificates in accordance with Section 1.8 hereof and the right of Dissenting Shareholders provided under Section 1.6(e) hereof, as applicable.

    (c) At the Merger Effective Time, each share of Rubio Common, if any, held in the treasury of Rubio (other than shares held in trust accounts for the benefit of others or in other fiduciary, nominee or similar capacities) immediately prior to the Merger Effective Time shall be canceled.

    (d) Each share of common stock, par value one cent ($.01) per share, of Interim Bank outstanding immediately prior to the Merger Effective Time shall be converted into and become one share of Rubio Common.

    (e) Any issued and outstanding shares of Rubio Common held by a Dissenting Shareholder shall not be converted as described in Section 1.6(a) but from and after the Merger Effective Time shall represent only the right to receive such value as may be determined to be due to such a Dissenting Shareholder pursuant to the Corporate Law; provided, however, that each share of Rubio Common outstanding immediately prior to the Merger Effective Time and held by a Dissenting Shareholder who shall, after the Merger Effective Time, withdraw his or her demand for payment of value or lose his or her right to so object shall have only such rights as are provided under the Corporate Law.

    Section 1.7. The Closing. The closing of the Merger (the "Closing") shall take place at such place and at such time on the Closing Date (as defined in Section 1.9 below) as are designated by Washington.

    Section 1.8. Exchange Procedure; Surrender of Certificate.

    (a) Washington shall act as, or retain a financial institution reasonably acceptable to Rubio to act as, the exchange agent (the "Exchange Agent") in the Merger. Within one business day after the Merger Effective Time, Washington shall deliver the Merger Consideration to the Exchange Agent and the cash portion thereof shall be tendered in immediately available funds. As soon as reasonably practicable after the Merger Effective Time, the Exchange Agent shall mail to each record holder of any Certificate or Certificates whose shares were converted into the right to receive the Merger Consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Washington or the Exchange Agent may reasonably specify) (each such letter, the "Letter of Transmittal") and instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender to the Exchange Agent of a Certificate, together with a Letter of Transmittal duly executed and of other required documents, the holder of such Certificate shall be entitled to promptly receive in exchange therefor solely the Merger Consideration. No interest on the Merger Consideration issuable upon the surrender of the Certificates shall be paid or accrued for the benefit
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of holders of Certificates. After the Merger Effective Time, there shall be no further registration or transfers on the records of Rubio of shares of Rubio Common and, if a Certificate is presented for transfer, it shall be cancelled in exchange for the Merger Consideration (except as provided in Sections
1.8(b) and 1.8(c) hereof). Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder or former holder of a share or shares of Rubio Common (or to anyone claiming through such a holder) with respect to amounts to which such holder would have been entitled as a consequence of the Merger if such amounts have been paid or are payable to any public official pursuant to any abandoned property, escheat or similar laws. All costs and expenses of the Exchange Agent shall be borne by Washington.

    (b) Notwithstanding the provisions of Section 1.8(a), any record holder of at least one hundred shares of Rubio Common shall be entitled on the date of the Merger Effective Time or by 11:00 A.M. Eastern Time on the next business day thereafter to tender his, her or its Certificate(s) endorsed in blank or with a separately executed stock power containing a signature guaranty together with a completed IRS Form W-9 and written wire instructions to the Exchange Agent and Washington shall cause the Exchange Agent to effect a wire transfer of the Merger Consideration (to the extent the holder has elected to receive cash) payable with respect to the Certificate(s) tendered, less any required withholding to such record holder on the business day next following the Merger Effective Time in accordance with the written wire instructions.

    (c) If the Merger Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent or Washington any required transfer or other taxes or establish to the satisfaction of the Exchange Agent or Washington that such tax has been paid or is not applicable.


    (d) In the event any Certificate shall have been lost, stolen or destroyed, the owner of such lost, stolen or destroyed Certificate shall deliver to the Exchange Agent or Washington an affidavit stating such fact, in form reasonably satisfactory to the Exchange Agent and/or Washington, and, at the Exchange Agent's or Washington's discretion, a bond in such reasonable sum as the Exchange Agent or Washington may direct as indemnity against any claim that may be made against the Exchange Agent, Washington, or Rubio or their successors or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed. Upon such delivery, the owner shall have the right to receive the Merger Consideration with respect to the shares represented by the lost, stolen or destroyed Certificate.

    (e)  At any time following six months after the Merger Effective
Time, Washington shall be entitled to terminate the Exchange Agent relationship, and thereafter holders of Certificates shall be entitled to look only to Washington (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration issuable upon surrender of their Certificates.
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    Section 1.9.  Closing Date; Effective Times.  The Closing shall take place as soon as practicable but not later than the tenth business day after the day on which the last of the approvals from applicable regulatory authorities and shareholders has been received relating to the Merger and any applicable waiting periods have expired, but subject to the satisfaction or written waiver of the conditions set forth in Article Six below (the "Closing Date"). The effective time of the Merger (the "Merger Effective Time") shall occur upon the date and time that the articles of combination concerning the Merger are endorsed by the Iowa Department of Banking. The parties shall use their best efforts to cause such endorsements to occur on the Closing Date.

    Section 1.10. Actions At Closing.

    (a)  At the Closing, Rubio shall deliver to Washington:

         (i) a certified copy of the charter and bylaws of Rubio including all amendments;

         (ii) a certificate signed by an appropriate officer of Rubio stating that all of the conditions set forth in Sections 6.3(a), (b), (d), (g) and (i) have been satisfied or waived as provided therein;

         (iii) a certified copy of the resolutions of Rubio's Board of Directors as required for valid approval of the execution of this Agreement and the Plan of Merger and a certified copy of the resolutions of Rubio's shareholders as required for the consummation of the Merger;

         (iv) a certificate from the State of Iowa, dated a recent date, as to the good standing and corporate existence of Rubio and a certificate from the Federal Deposit Insurance Corporation ("FDIC"), dated a recent date, as to the existence of deposit insurance of Rubio;

         (v) the Plan of Merger, executed by Rubio in proper form for filing with the Iowa Department of Banking;

         (vi) articles of combination relating to the Merger, executed by Rubio in proper form for filing with the Iowa Department of Banking;

         (vii) a legal opinion from counsel for Rubio, in form reasonably acceptable to Washington's counsel; and

    (b)  At the Closing, Washington shall deliver to Rubio:

         (i) a certificate signed by an appropriate officer of Washington stating that all of the conditions set forth in Sections 6.2(a) and
(b) have been satisfied;

         (ii) a certified copy of the resolutions of Washington's Board of Directors authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby;
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         (iii) a certified copy of the resolutions of Interim Bank's
Board of Directors and stockholder, as required for valid approval of the execution of the Acquisition Plan of Merger and the consummation of the transactions contemplated hereby and thereby;

         (iv) the Plan of Merger, executed by Interim Bank, in proper form for filing with the Iowa Department of Banking;

         (vi) articles of combination relating to the Merger, executed by Interim Bank, in proper form for filing with the Iowa Department of Banking; and

         (vii) a legal opinion from counsel for Washington, in form reasonably acceptable to Rubio's counsel; and

         (viii) confirmation that the Merger Consideration has been delivered to the Exchange Agent, as provided in Section 1.8 hereof.

    Section 1.11. Reservation of Right to Revise Transaction. Washington shall have the unilateral right to change the method of structuring the Merger, to the extent permitted by applicable law and to the extent it deems such change to be desirable; provided, however, that no such change shall (a) alter or change the amount or kind of Merger Consideration, (b) materially impede or delay the consummation of the Merger or (c) adversely affect the tax treatment of Rubio shareholders as a result of receiving the Merger Consideration, Washington may exercise this right of revision by giving written notice thereof in the manner provided in Section 8.2 of this Agreement.

                                 ARTICLE TWO

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF RUBIO

    Rubio represents and warrants to and covenants with Washington as follows:

    Section 2.1. Organization and Authority. Rubio is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the financial condition, assets, deposit liabilities, results of operations or business (collectively, the "Condition") of Rubio, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Except as set forth on Schedule 2.1(b), Rubio does not own beneficially, directly or indirectly, any shares of any class of Equity Securities (as defined in Section 2.2) or similar interests of any corporation, trust company, bank, business trust, association or similar organization. Rubio is a state bank chartered by the State of Iowa. The deposits of Rubio are insured up to applicable limits by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation (the "FDIC"). True
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and complete copies of the Articles of Incorporation and Bylaws of Rubio, as
in effect on the date of this Agreement, together with all amendments thereto, are set forth in Schedule 2.1(a) hereto.

    Section 2.2. Capitalization. The authorized capital stock of Rubio consists of 2,000 shares of Rubio Common Stock, par value $100.00 per share all of which shares, as of the date hereof, are issued and outstanding. The issued and outstanding shares of Rubio Common Stock comprise all of the outstanding Equity Securities issued by Rubio. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other equity securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities. All of the issued and outstanding shares of Rubio Common Stock are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive right of any shareholder of Rubio.

    Section 2.3. Authorization.

    (a) Rubio has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The only shareholder vote required for Rubio to approve this Agreement and the Merger is the vote required under Iowa Code Section 490.1103. The execution, delivery and performance of this Agreement by Rubio and the consummation by Rubio of the transactions contemplated hereby have been duly authorized by the Board of Directors of Rubio; subject to the receipt of required approval by the shareholders of Rubio. Subject to the receipt of such shareholder approval and approvals of Regulatory Authorities (as defined in Section 2.5) as may be required by statute or regulation, this Agreement is a valid and binding obligation of Rubio enforceable against Rubio in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other similar laws of general applicability affecting creditors' rights and to general equity principles.

    (b) Neither the execution, delivery or performance by Rubio of this Agreement, nor the consummation by Rubio of the transactions contemplated hereby, nor compliance by Rubio with any of the provisions hereof, will
(i) violate or conflict with any term, condition or provision of the articles of incorporation and bylaws of Rubio, (ii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of Rubio under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Rubio is a party or by which it may be bound, or to which Rubio or any of its properties or assets may be subject, or (iii) subject to compliance with the statutes and regulations referred to in subsection (c) of this Section 2.3, to the best knowledge of the senior officers and directors of Rubio
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

(the "Best Knowledge of Rubio"), violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Rubio or any of its properties or assets.

    (c) Other than in connection or in compliance with the provisions of the Iowa Act, or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA and the Iowa Banking Act and regulations under such statutes, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority or third party is necessary on the part of Rubio for the consummation of the transactions contemplated by this Agreement.

    Section 2.4. Rubio Financial Statements.  Except as disclosed on
Schedule 2.4, the balance sheet of Rubio as of June 30, 1996 and the related statement of income and statements of changes in stockholders equity and cash flows for the year then ended, all as previously provided to Washington (collectively, the "Rubio Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), present fairly the financial position of the entities indicated therein at the dates indicated therein and are derived from the books and records of Rubio and the Rubio Subsidiaries, which are complete and accurate in all material respects and have been maintained since January 1, 1990 in accordance with good business practices. Rubio has no material contingent liabilities that are not described in the Rubio Financial Statements.

    Section 2.5. Rubio Reports. Since January 1, 1990, Rubio has filed all material reports, registrations and statements, together with any required material amendments thereto, that it was required to file with (i) the Superintendent of Banking of the State of Iowa (the "Superintendent"),
(ii) the Board of Governors of the Federal Reserve System (the "FRB"), (iii) the FDIC, and (iv) any other federal, state, municipal, local or foreign government, securities, banking, other governmental or regulatory authority and the agencies and staffs thereof (the entities in the foregoing clauses (i) through (iv) together with the Office of Thrift Supervision ("OTS") being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority"). All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Rubio Reports." As of its respective date, each Rubio Report complied in all material respects with all of the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    Section 2.6. Properties and Leases. Except (i) as may be reflected in the Rubio Financial Statements, (ii) any Lien for current taxes not yet delinquent and (iii) with respect to assets classified as other real estate owned, Rubio has good and marketable title free and clear of any material Lien to all the real and personal property reflected in the Historical Balance Sheets (described above) as of June 30, 1996 and, in each case, all real and personal property acquired since such date, except such real and personal property as has been disposed of since such date for fair value in the ordinary course of business. All leases material to Rubio, pursuant to which Rubio is a lessee or lessor of real
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

or personal property, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any material existing default by Rubio or any event which, with notice or lapse of time or both, would constitute a material default by Rubio. Except as disclosed on
Schedule 2.6, all of Rubio's buildings, structures and equipment in regular use have been well maintained and are in good and serviceable condition, normal wear and tear excepted. None of the buildings, structures and equipment of Rubio violates or fails to comply with any applicable health, fire, environmental, safety, zoning or building laws or ordinances or any restrictive covenant pertaining thereto.

    Section 2.7. Taxes. During the past seven years (and to the Best Knowledge of Rubio, at all times prior thereto), Rubio has timely (including extensions) filed all required tax returns and reports, and they will timely (including extensions) file all tax returns and reports required to be filed at or prior to the Closing Date ("Rubio's Returns"). Rubio has paid, or set up adequate reserves on the Rubio Financial Statements for the payment of, all taxes required to be paid or accrued in respect of the periods covered by such returns and reports. Rubio will not have any material liability for any such taxes in excess of the amounts so paid or reserves so established and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against Rubio which would not be covered by existing reserves. Rubio is not delinquent in the payment of any tax, assessment or governmental charge, nor has it requested any extension of time within which to file any tax returns or reports which have not since been filed and no requests for waivers of the time to assess any tax are pending. The federal income tax returns of Rubio have not been audited by the Internal Revenue Service (the "IRS") during the past seven years. The state income tax returns of Rubio have not been audited during the past seven years. There is no deficiency or refund litigation or matter in controversy with respect to Rubio's Returns. Rubio (i) has not extended or waived any statute of limitations on the assessment of any tax due; (ii) is a party to any agreement providing for the allocation or sharing of taxes (other than the allocation of federal income taxes as provided by regulation 1.1552-1(a)(1) under the Code); (iii) is not required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method (nor to the Best Knowledge of Rubio has the IRS proposed any such adjustment or change of accounting method); and (iv) has not filed a consent pursuant to Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply.

    Section 2.8. Material Adverse Change.  Except as set forth on
Schedule 2.8, since June 30, 1996, there has been no material adverse change in the Condition of Rubio, except as may have resulted or may result from changes to laws and regulations, generally accepted accounting principles or regulatory accounting principles or changes in economic conditions applicable to depository institutions generally.

    Section 2.9. Commitments and Contracts.

    (a) Except as set forth in Schedule 2.9, Rubio is not a party or subject to any of the following (whether written or oral, express or implied):

         (i) any agreement, arrangement or commitment (A) not made in the ordinary course of business, (B) by virtue of which the consent or approval of any third party (other than Regulatory Authorities) is required for or in connection with the execution, delivery and performance of this Agreement or the consummation of the Merger or (C) pursuant to which Rubio is or may become obligated to invest in or contribute capital to any Rubio entity;

         (ii) any agreement, indenture or other instrument not disclosed in the Rubio Financial Statements relating to the borrowing of money by Rubio or the guarantee by Rubio of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by Rubio, such as deposits, Fed Funds borrowings and repurchase agreements);

         (iii) any contract, agreement or understanding with any labor union or collective bargaining organization;

         (iv) any contract containing covenants which limit the ability of Rubio to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, Rubio may carry on its business (other than as may be required by law or any applicable Regulatory Authority);

         (v) any off-balance sheet financial instruments, including without limitation letters of credit, unfunded commitments (other than unfunded commitments made in the ordinary course of business and consistent with past practice) and derivative financial instruments; or

         (vi) any contract or agreement that (A) has a remaining term as of the date hereof in excess of six months, (B) is not terminable by Rubio on 30 or fewer days' notice without penalty or premium and (C) involves a monetary obligation on the part of Rubio in excess of $10,000.00.

    (b) Rubio is not in violation of its organizational documents or bylaws or in material default under any agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a material default.

    Section 2.10. Litigation and Other Proceedings. Other than as set forth on Schedule 2.10, there is no claim, action, suit, investigation or proceeding, pending or, to the Best Knowledge of Rubio, threatened against Rubio, nor are any of them subject to any order, judgment or decree, except for matters which do not involve a claim for damages for more than $10,000.00, but not excepting any actions, suits or proceedings which request non-monetary relief or purport or seek to enjoin or restrain the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, except as set forth on Schedule 2.10 there are no actions, suits, protests or proceedings pending or, to the Best Knowledge of Rubio, threatened against Rubio or any of its officers or directors by any shareholder of Rubio (or by any former shareholder of Rubio relating to or arising out of such person's status as a shareholder or former shareholder) or involving claims under federal or state banking or securities laws, the Community Reinvestment Act of 1977 (the "CRA") or the fair lending laws.

    Section 2.11. Insurance. Set forth on Schedule 2.11 is a list of all insurance policies (excluding policies maintained on one- to four-family residential properties acquired through foreclosure or on properties in which Rubio has no interest other than as collateral for mortgage loans held by Rubio) maintained by or for the benefit of Rubio or its directors, officers, employees or agents. Rubio has not, during the past two years, had an insurance policy canceled or been denied insurance coverage for which it has applied. To the best knowledge of Rubio, there is no pending or potential claim, suit, action, investigation or proceeding pursuant to which any director or officer of Rubio may be liable.

    Section 2.12. Compliance with Laws.

    (a) Rubio has all material permits, licenses, authorizations, orders and approvals of, and have made all material filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to own or lease its properties and assets and to carry on their business as presently conducted; all such permits, licenses, authorizations, orders and approvals are in full force and effect; and, to the Best Knowledge of Rubio, no suspension or cancellation of any of them is threatened and all such filings, applications and registrations are current.

    (b) (i) Each of Rubio and the Rubio Subsidiaries has complied with all laws, regulations and orders (including without limitation zoning ordinances, building codes, the Employee Retirement Income Security Act of 1974 ("ERISA"), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations (and including without limitation, in the case of Rubio, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business) and governing instruments applicable to them and to the conduct of their business, except such noncompliance as would not have a material adverse effect on the Condition of Rubio and Rubio has not engaged in any activities which would cause it to be subject to Division X of Iowa Code
Section 524, and

    (ii) Rubio is not in default under, and no event has occurred which, with the lapse of time or notice or both, could result in a default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority, other administrative agency or court, whether federal, state, municipal, or local and whether at law or in equity. Except that to the best knowledge of the directors and officers of Rubio (without investigation), Rubio's office properties located in Brighton, Iowa, are not contaminated by and do not contain any lead-based paint, radon or asbestos, nor has any such substance been stored, disposed of or placed on such property, nor used in the construction thereof, and except as set forth in
Schedule 2.12B, Rubio is not subject to or reasonably likely to incur any liability as a result of its past or present ownership, operation, or use of any Property (as defined below) of Rubio (whether directly or, to the Best Knowledge of Rubio, as a consequence of such Property being collateral for any loan or investment made by Rubio) (A) that is contaminated by or contains any hazardous waste, toxic substance, or related materials, including without limitation asbestos, PCBs, pesticides, herbicides, and any other substance or waste that is hazardous to human health or the environment (collectively, a "Toxic Substance") or (B) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof; and which, in any such case or in the aggregate, reasonably could be expected to have a material adverse effect on the Condition of Rubio, taken as a whole. "Property" of a person shall include all property (real or personal) owned, leased or controlled by such person, including without limitation property under foreclosure, property held by such person or any Subsidiary of such person in its capacity as a trustee and property in which any venture capital or similar unit of such person or any Subsidiary of such person has an interest. No claim, action, suit, or proceeding is pending against Rubio relating to Property of Rubio before any court, administrative agency or arbitration tribunal relating to Toxic Substances, pollution, or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Rubio with respect to the same. Except for statutory or regulatory restrictions of general application or as set forth in Schedule 2.12B, no Regulatory Authority has currently in effect any restriction on the business of Rubio.

    (c)  During the past seven years, except as set forth in
Schedule 2.12C, Rubio has not received any notification or communication as to any matter which has not been resolved from any Regulatory Authority
(i) asserting that Rubio is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces,
(ii) threatening to revoke any license, franchise, permit or governmental authorization that is material to the Condition of Rubio, including without limitation Rubio's status as an insured depository institution under the Federal Deposit Insurance Act ("FDIA"), (iii) requiring or threatening to require Rubio, or indicating that Rubio may be required, to enter into any order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Rubio, including without limitation any restriction on the payment of dividends. Except as set forth in Schedule 2.12B or C and specifically noted therein, no such order, agreement, memorandum of understanding or other agreement or directive is currently in effect.

    (d) Rubio is not required by Section 32 of the FDIA or under Iowa law to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

    Section 2.13. Labor. No work stoppage involving Rubio is pending or, to the Best Knowledge of Rubio, threatened. Rubio is not involved in, or, to the Best Knowledge of Rubio, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which reasonably could be expected to have a material adverse effect on the Condition of Rubio. No employees of Rubio are represented by any labor union or any collective bargaining organization.

    Section 2.14. Material Interests of Certain Persons.

    (a) Except as set forth in Schedule 2.14A, to the Best Knowledge of Rubio, no officer or director of Rubio, or any "associate," as such term is defined in Rule 14a-1 under the Securities

Exchange Act of 1934 (the "Exchange Act"), of any such officer or director, has any material interest in any material contract or property (real or personal, tangible or intangible), used in or pertaining to the business of Rubio, which would be required to be so disclosed if Rubio had a class of securities registered under Section 12 of the Exchange Act.

    (b) Except as set forth in Schedule 2.14B, there are no loans in excess of $10,000.00 from Rubio to any present officer, director, employee or any associate or related interest of any such person which was or would be required under any rule or regulation to be approved by or reported to Rubio's Board of Directors ("Insider Loans"). All outstanding Insider Loans from Rubio were approved by or reported to the appropriate board of directors in accordance with applicable law and regulations.

    Section 2.15. Allowance for Loan Losses; Adjustments.

    (a) The allowances for loan losses contained in the Rubio Financial Statements as of June 30, 1996 were established in accordance with the past practices and experiences of Rubio, are in compliance with the requirements of GAAP and the rules, regulations and policies of the Superintendent and the FDIC and are, in the opinion of management of Rubio, adequate to provide for possible losses on loans (including without limitation accrued interest receivable) and credit commitments (including without limitation stand-by letters of credit) outstanding as of the date thereof.

    (b) Rubio agrees (subject to its independent accountant's not unreasonably objecting) that, at the request of Washington, it shall make such adjustments to the values of its assets and liabilities, and take such reserves and accruals, as Washington may reasonably request from time to time in order to cause such values, reserves and accruals to conform to GAAP.

    Section 2.16. Employee Benefit Plans.

    (a) Schedule 2.16A lists all pension, retirement, supplemental retirement, stock option, restricted stock, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, employment, incentive compensation, deferred compensation, consulting, bonus, medical, disability, workers' compensation, vacation, group insurance, severance and other material employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust or loan agreements or arrangements related thereto, maintained, sponsored or contributed to by Rubio in respect of any of the present or former directors, officers, or other employees of and/or consultants to Rubio (collectively, the "Rubio Employee Plans").

    (b) All of the Rubio Employee Plans have been maintained and operated materially in accordance with their terms and with the material requirements of all applicable statutes, orders, rules and final regulations, including without limitation ERISA and the Code. All contributions required to be made to the Rubio Employee Plans have been made.

    (c) With respect to each of the Rubio Employee Plans which is a pension plan (as defined in Section 3(2) of ERISA) (the "Pension Plans"):
(i) each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and, to the extent a determination letter has been received from the IRS with respect to any such Pension Plan, such determination letter may still be relied upon, and each related trust is exempt from taxation under Section 501(a) of the Code;
(ii) the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA, valued using the assumptions in the most recent actuarial report, did not, in each case, as of the last applicable annual valuation date, exceed the value of the assets of the Pension Plan allocable to benefits on a plan termination basis;
(iii) there has been no "prohibited transaction," as such term is defined in
Section 4975 of the Code or Section 406 of ERISA, which could subject any Pension Plan or associated trust, or Rubio, to any material tax or penalty;
(iv) no Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA since January 1, 1986; and
(v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA (whether or not waived). No Pension Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA. With respect to each Pension Plan that is described in Section 4063(a) of ERISA (a "Multiple Employer Pension Plan"): (i) Rubio would not have any liability or obligation to post a bond under Section 4063 of ERISA if Rubio were to withdraw from such Multiple Employer Pension Plan; and (ii) Rubio would not have any liability under Section 4064 of ERISA if such Multiple Employer Pension Plan were to terminate.

    (d) Rubio has no liability for any post-retirement health, medical or similar benefit of any kind whatsoever except as required by statute.

    (e) Rubio has no material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the Code.

    (f) Rubio has no material liability under the continuation of health care provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 or any comparable state law.

    (g) Neither the execution nor delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any material payment (including without limitation severance, unemployment compensation or golden parachute payment) becoming due to any current or former director or employee of Rubio from any of such entities, (ii) increase any benefit otherwise payable under any of the Rubio Employee Plans or
(iii) result in the acceleration of the time of payment of any such benefit. No amounts paid or to become payable by Rubio or its successors interest to or with respect to any current or former director or employee of Rubio will fail to be deductible for federal income tax purposes by reason of Section 280G or 162(m) of the Code or otherwise.

    Section 2.17. Conduct to Date. From and after June 30, 1996 through the date of this Agreement, except as set forth on Schedule 2.17: (i) Rubio has conducted its respective businesses in the ordinary and usual course consistent with past practices; (ii) Rubio has not issued, sold, granted, conferred or awarded any of its Equity Securities or any corporate debt securities which would be classified under GAAP as long term debt on the Balance Sheet of Rubio; (iii) Rubio has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) Rubio has not declared, set aside or paid any dividend or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased, or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; (v) Rubio has not incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or subjected to Lien any of its assets or properties other than in the ordinary course of business, (vi) Rubio has not discharged or satisfied any material Lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) Rubio has not sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for fair consideration (in the reasonable opinion of management) and in the ordinary course of business; (viii) Rubio has not (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases applicable to individual employees and annual increases applicable to employees generally, all in accordance with past practice, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Rubio Employee Plans or (D) agreed to do any of the foregoing; (ix) Rubio has not suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance;
(x) other than in the ordinary course of business consistent with past practice, Rubio has not canceled or compromised any debt; (xi) Rubio has not entered into any material transaction, contract or commitment outside the ordinary course of its business and (xii) Rubio has not made or guaranteed any loan to any of the Rubio Employee Plans.

    Section 2.18. Regulatory Filings. None of the information regarding Rubio supplied or to be supplied by Rubio for inclusion or included in any documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, as of the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. All documents which Rubio is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

    Section 2.19. Registration Obligations. Rubio is not under any obligation, contingent or otherwise, to register any of its securities under the Securities Act or other federal or state securities laws or regulations.

    Section 2.20. Takeover Provisions Not Applicable. This Agreement and the Merger are not otherwise subject to any anti-takeover protection applicable to Rubio. Rubio and the Rubio Subsidiaries are not subject to any agreement, arrangement or legal requirement restricting the ownership or acquisition of their securities or imposing any "fair price" or supermajority director or shareholder vote requirements.

    Section 2.21. Regulatory, Tax and Accounting Matters. Rubio has not taken or agreed to take any action, nor does it have knowledge of any fact or circumstance, that would (i) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform their covenants and agreements under this Agreement or (ii) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

    Section 2.22. Brokers and Finders. Rubio nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees in connection with this Agreement or the transactions contemplated hereby.

    Section 2.23. Accuracy of Information. The statements of Rubio contained in this Agreement, the Schedules hereto and any other written document executed and delivered by or on behalf of Rubio pursuant to the terms of this Agreement are true and correct in all material respects.

    Section 2.24. Community Reinvestment Act Compliance. Rubio is in material compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and, as of the date hereof, Rubio has a CRA rating of satisfactory or better from the FDIC. To the Best Knowledge of Rubio, there is no fact or circumstance or set of facts or circumstances which would cause the CRA rating of Rubio to fall below satisfactory.

    Section 2.25. Governmental Approvals and Other Conditions. To the Best Knowledge of Rubio, there is no reason relating specifically to Rubio why
(a) the approvals that are required to be obtained from Regulatory Authorities having approval authority in connection with the transactions contemplated hereby should not be granted, (b) such regulatory approvals should be subject to a condition which would be unduly burdensome to Washington or any of its Subsidiaries or would differ from conditions customarily imposed by such Regulatory Authorities in orders approving acquisitions of the type contemplated hereby or (c) any of the conditions precedent as specified in
Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions.

                                 ARTICLE THREE

                   REPRESENTATIONS AND WARRANTIES OF WASHINGTON

    Washington hereby makes the following representations and warranties:

    Section 3.1. Organization and Capital Stock.

    (a) Washington is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Iowa with full corporate power and authority to own all of its assets and properties, to incur all of its liabilities and to carry on its business as it is now being conducted. True and complete copies of the certificate of incorporation and bylaws of Washington as in effect on the date of this Agreement have been provided to Rubio. The minute books of Washington and those of each of its significant subsidiaries (as defined in Section 3.3) contain complete and accurate records of all meetings and other corporate actions of their respective boards of directors and stockholders, including committees of boards of directors.

    (b)  The authorized capital stock of Washington consists of (i)
40,000,000 shares of Washington common stock, par value $.01 per share, of which, as of March 31, 1997, 657,519 shares were issued and outstanding, and
(ii) 1,000,000 shares of preferred stock, par value $.01 per share, none of which have been issued or are outstanding. All of the issued and outstanding shares of Washington Common are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of Washington Common has been issued in violation of any preemptive rights of the current or past stockholders of Washington. Except as disclosed in Section 3.1(b) of that certain confidential writing delivered by Washington to Rubio concurrently with the delivery and execution of this Agreement (the "Washington Disclosure Schedule"), each certificate representing shares of Washington Common issued by Washington in replacement of any certificate theretofore issued by it which was claimed by the record holder thereof to have been lost, stolen or destroyed was issued by Washington only upon receipt of an affidavit of lost stock certificate and a bond sufficient to indemnify Washington against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such replacement certificate.

    Section 3.2. Authorization.

    (a) Washington has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Washington and the consummation by Washington of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Washington. Subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of Washington enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other similar laws of general applicability affecting creditors' rights and to general equity principles.

    (b) Neither the execution, delivery or performance by Washington of this Agreement, nor the consummation by Washington of the transactions contemplated hereby, nor compliance by Washington with any of the provisions hereof, will (i) violate or conflict with any term, condition or provision of the certificate of incorporation, charter or bylaws of Washington or any subsidiary, (ii) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the material properties or assets of Washington or any subsidiary under any of the terms, conditions or provisions of, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other material instrument or obligation to which Washington or any subsidiary is a party or by which it may be bound, or to which Washington or any subsidiary or any of their material property or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this Section 3.2, to the best knowledge of the senior officers and directors of Washington (the "Best Knowledge of Washington"), violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Washington or any of the subsidiaries or any of their respective material properties or assets.

    (c) Other than in connection with or in compliance with the provisions of the Iowa Act, the Iowa Banking Act, consents, reviews, authorizations, approvals or exemptions required under the BHCA, the FDIA, the Home Owners' Loan Act and regulations under such statutes, or any required approvals of any Regulatory Authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority or third party is necessary on the part of Washington for the consummation by it of the transactions contemplated by this Agreement.

    Section 3.3. Subsidiaries. Each of Washington's significant subsidiaries (as such term is defined under regulations promulgated by the SEC) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its business as now being conducted. All of the outstanding shares of capital stock of each significant subsidiary of Washington are owned by Washington, directly or indirectly, free and clear of any liens, encumbrances, or security interests of third parties. All of the issued and outstanding shares of each significant subsidiary are duly and validly issued and outstanding and are fully paid and nonassessable.

    Section 3.4. Financial Information. The consolidated balance sheet of Washington and its subsidiaries as of December 31, 1996 and the related unaudited consolidated income statement and statements of changes in stockholders' equity and cash flows for the six (6) months then ended included in Washington's Quarterly Report on Form 10-QSB for the quarter then ended, as currently on file with the SEC (together, the "Washington Financial Statements"), have been prepared in accordance with GAAP except as disclosed therein and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and cash flows of Washington and its consolidated subsidiaries as of the date and for the period indicated (subject to normal, recurring year-end adjustments, none of which are material, and the absence of footnotes).

    Section 3.5. Absence of Changes. Since December 31, 1996 to the date hereof, Washington has not experienced or suffered a Material Adverse Change. Washington is not aware of any event or circumstance, or series of events or circumstances, which are reasonably likely to result in a Material Adverse Change to Washington.

    Section 3.6. Litigation. There is no litigation, claim or other proceeding pending or, to the knowledge of Washington, threatened, against Washington or any of its significant subsidiaries, or to which the property of Washington or any of its significant subsidiaries is or would be subject, which involves an amount in excess of twenty thousand dollars or requests equitable relief.

    Section 3.7. Compliance With Laws. Washington and its significant subsidiaries have all licenses, franchises, permits and other government authorizations that are legally required to enable them to conduct their respective businesses and are in substantial compliance with all applicable laws and regulations.

    Section 3.8. Statements True and Correct. None of the information supplied or to be supplied by Washington for inclusion in the proxy statement and any document to be filed with any regulatory or governmental authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, with respect to the Proxy Statement, if applicable, when first mailed to the shareholders of Rubio, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the proxy statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting and thereafter be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that Washington is responsible for filing with the FRB or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and any rules and regulations thereunder.

                                 ARTICLE FOUR

              CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

    Section 4.1. Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, Rubio shall conduct its business only in the ordinary and usual course consistent with past practices and shall, and shall use its best efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

    Section 4.2. Forbearances. Except as expressly provided herein, during the period from the date of this Agreement to the Effective Time, without the prior written consent of Washington, Rubio shall not:

    (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock, except for cash dividends consistent in amount and timing with past practices (however, increases in dividends may not exceed the average dividend increase since January 1, 1994, and may not result in a dividend to net income ratio higher than that experienced for the twelve months ended December 31, 1996;

    (b) enter into or amend any employment, severance or similar agreement or arrangement with any director or officer or employee, or modify any of the Rubio Employee Plans or security acquisition loans relating thereto (or prepay in whole or in part any such loans) or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except normal individual bonuses and increases in compensation to employees, in each case and in the aggregate consistent with past practice or to the extent required by law;

    (c) negotiate, authorize, recommend, propose or announce an intention to authorize, so recommend or propose, or enter into any discussion or an agreement in principle with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights;

    (d) except as may be required to facilitate the consummation of the transactions contemplated herein, propose or adopt any amendments to its articles of incorporation or bylaws;

    (e) issue, sell, grant, confer or award any of its Equity Securities or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it exists on the date of this Agreement;

    (f) purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise;

    (g) (i) change its underwriting policies relating to lending activities, (ii) change its deposit-taking policies, (iii) create any new lending or deposit products, or (iv) engage in a new line of business;

    (h) take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Washington or Rubio to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (B) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

    (i) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity; or

    (j) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or take or omit to take any other act which would make any of the representations and warranties in Article II of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act.

    (k) Rubio shall permit at least one representative of Washington to attend each meeting of the Board of Directors of Rubio and its executive committee.

    (l) Rubio shall provide to Washington such reports on litigation involving Rubio as Washington shall reasonably request; provided that Rubio shall not be required to divulge information to the extent that, in the good faith opinion of its counsel, by doing so, it would risk waiver of the attorney-client privilege to its detriment.

    Section 4.3. Breaches. In the event that either party to this Agreement obtains knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations, warranties or agreements contained or referred to herein, it shall give prompt written notice thereof to the other party and use its best efforts to prevent or promptly remedy the same.

    Section 4.4. Submission of Merger to Stockholders.

    Rubio shall cause to be duly called and held, on a timely basis, a special meeting of its stockholders (the "Stockholders' Meeting") for submission of this Agreement, the Plan of Merger and the Merger for approval of such stockholders as required by applicable law. Subject to receipt by Rubio of all information concerning Washington and its significant subsidiaries as Rubio may reasonably request, Rubio shall prepare a proxy statement (the "Proxy Statement"), and, after providing Washington and Washington's counsel reasonable opportunity to comment on the Proxy Statement, Rubio shall deliver it to its stockholders.

    Section 4.5. Consents to Contracts and Leases. Rubio shall use its best efforts to obtain all necessary consents with respect to all interests in any material leases, licenses, contracts, instruments and rights which require the consent of another person for their transfer or assumption pursuant to the Merger, if any.

    Section 4.6. Conforming Accounting and Reserve Policies; Restructuring Expenses. At the request of Washington, Rubio shall (subject to its independent accountant's not unreasonably objecting) on or before or effective as of the date specified by Washington, establish and take such reserves and accruals as Washington reasonably shall request to conform Rubio's loan, accrual, reserve and other accounting policies to Washington's policies.

    Section 4.7. Consummation of Agreement. Rubio shall use its best efforts to perform and fulfill all conditions and obligations to be performed or fulfilled under this Agreement by it and to effect the Merger in accordance with the terms and provisions hereof and of the Plan of Merger. Rubio shall furnish to Washington in a timely manner all information, data and documents in the possession of Rubio requested by Washington as may be required to obtain regulatory approvals or other necessary approvals of the Merger. Rubio shall otherwise cooperate fully with Washington to carry out the purpose and intent of this Agreement.

    Section 4.8. Access to Information. Rubio shall permit Washington reasonable access to its properties in a manner which will avoid undue disruption or interference with Rubio's normal operations and shall disclose and make available to Washington all books, documents, papers and records relating to its assets, stock, ownership, properties, operations, obligations and liabilities, including but not limited to all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers, litigation files, plans affecting employees, and any other business activities or prospects in which Washington may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained herein, Rubio will include in the Disclosure Schedule all available environmental information, including without limitation environmental and regulatory reports, studies, notices and claims. Washington will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 8.1 hereof.

                                ARTICLE FIVE

                            ADDITIONAL AGREEMENTS

    Section 5.1. Regulatory Matters. Rubio and Washington shall cooperate and use their respective best efforts to promptly prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and, as and if directed by Washington, to consummate such other mergers, consolidations or asset transfers or other transactions by and among the Washington Subsidiaries and Rubio concurrently with or following the Effective Time, provided that such actions do not materially impede or delay the consummation of the transactions contemplated by this Agreement.

         Section 5.2. Current Information. During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party. Each party shall promptly notify the other party of any material change in its business or operations, of any fact, omission or condition which makes untrue or misleading or shows to have been untrue or misleading the information supplied by it for inclusion in the Proxy Statement and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving such party or any of its Subsidiaries, as applicable, and shall keep the other party fully informed of such events.

    Section 5.3. Expenses. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger.

    Section 5.4. Miscellaneous Agreements and Consents. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including without limitation using its respective best efforts to lift or rescind any injunction or restraining order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall use its best efforts to obtain consents of Regulatory Authorities necessary or, in the reasonable opinion of Washington, desirable for the consummation of the transactions contemplated by this Agreement.

    Section 5.5. Press Releases. The initial press release concerning this Agreement shall be as previously agreed upon by Washington and Rubio. Except as Rubio deems necessary to comply with applicable law after consultation with its counsel, Rubio shall not issue any press release or written statement for general public circulation relating to this Agreement or any transactions contemplated hereby without the prior written consent of Washington, which consent shall not be unreasonably withheld or delayed.

    Section 5.6. Takeover Provisions. Rubio has taken or will take all steps necessary to render the transactions contemplated by this Agreement permissible under any applicable Iowa takeover or similar law and under any takeover or similar provision in the organizational documents or bylaws of Rubio restricting the ownership, acquisition or voting of securities or imposing any "fair price" or supermajority director or shareholder vote requirements.

    Section 5.7. Third Parties. Rubio shall (i) immediately terminate all negotiations or discussions with parties other than Washington concerning any transaction by which Rubio would be acquired by or merged into any other person or any portion of their assets or liabilities would be purchased or assumed by any person other than Washington except in the ordinary course of business and consistent with Article IV hereof and (ii) enforce the terms of all confidentiality agreements with such other parties.

    Section 5.8. Insurance Policy Claims. Rubio shall inform Washington no later than the Effective Time of any material unfiled, insurance claims of Rubio which it has knowledge and for which it believes coverage exists.

    Section 5.9.  Employment Agreement; Benefits and Related Matters.

         (a) At the time of the execution of this Agreement, Washington shall cause Rubio to execute an employment agreement with Mr. Dean Edwards in the form of Exhibit C hereto in cancellation and replacement of any existing employment agreement or arrangement that Mr. Edwards has with Rubio, subject to Mr. Edwards executing an original counterpart thereof at such time, which employment agreement shall become effective at the Merger Effective Time.

         (b) From and after the Merger Effective time, to the extent permitted by applicable law, Rubio employees shall be eligible to participate in any employee benefit plan, program or practice made available by Washington including, but not limited to, medical, vacation, sic-pay and qualified retirement plans; provided, however, that such participation will not result in a duplication of benefits as reasonably determined by Rubio and provided, further, that participation of Rubio employees in the Washington Bancorp Employee Stock Ownership Plan may only occur after the effective date, if any, for the cessation of benefit accruals under the Rubio Savings Bank Employees' Pension Trust. For the purposes of eligibility, participation and vesting (but not benefit accruals) under any employee benefit plan, program, or practice maintained by Washington, a Rubio employee will receive credit for all service performed with Rubio before and after the Merger Effective Time. Washington will take every action required to permit participation of Rubio employees in Washington employee benefit plans, programs, and practices as provided by this Agreement, including any required amendment to the terms of such plans, programs, and practices.

         (c) At the Merger Effective Time, Dean Edwards shall become a member of the Board of Directors of Washington until the Annual Meeting. He will be included in the management slate of Directors for election to a new three-year term at the Annual Meeting.

         Section 5.10. Updated Schedules. If, subsequent to the date of this Agreement and prior to the Effective Time, any events occur which renders untrue any representation or warranty of Rubio or Washington made at the date of this Agreement or renders incomplete or inaccurate any Schedule or Schedules delivered upon execution of this Agreement or Updated Schedules (as defined below) delivered later (a "Trigger Event"), Rubio or Washington, as the case may be, shall promptly deliver to the other a supplemental writing (an "Updated Schedule") which shall contain a detailed description of any and all such matters. An Updated Schedule shall be delivered by within four business days after Rubio or Washington learns of the Trigger Event but in no event later than before the Closing. The submission of an Updated Schedule and the matters therein contained shall not constitute a default or breach by Rubio or Washington of any of its respective representations and warranties under this Agreement, provided that this Section 5.9 is not intended to permit Rubio or Washington to alter or amend its representations and warranties as made herein (including the

Schedules) as of the date of this Agreement, and any Updated Schedule shall not cure the inaccuracy thereof as of the date of this Agreement for any purpose under this Agreement.

                                  ARTICLE SIX

                                  CONDITIONS

    Section 6.1. Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

    (a) All requisite approvals of this Agreement and the transactions contemplated hereby shall have been received from the Regulatory Authorities having approval authority with respect to the Merger and all applicable waiting periods shall have expired.

    (b) Neither Washington nor Rubio shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

    Section 6.2. Conditions to Obligations of Rubio to Effect the Merger. The obligations of Rubio to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

    (a) Representations and Warranties. The representations and warranties of Washington set forth in Article Three of this Agreement shall be true and correct as of the date of this Agreement and except as updated pursuant to Section 5.10, in all material respects as of the Effective Time (as though made on and as of the Effective Time), except (i) to the extent such representations and warranties are by their express provisions made as of a specified date and (ii) for the effect of transactions contemplated by this Agreement), and Rubio shall have received a certificate of the president and chief executive officer of Washington to that effect, dated the Closing Date.

    (b) Performance of Obligations. Washington shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Rubio shall have received a certificate of the president and chief executive officer of Washington to that effect, dated the Closing Date.

    (c) Opinion of Counsel. Rubio shall have received an opinion of Silver, Freedman & Taff, L.L.P., counsel to Washington, dated the Closing Date, substantially in the form attached as Exhibit D, provided that, in the event that Washington exercises its right under Section 1.6 of this Agreement, the form and substance of such form of legal opinion shall be appropriately modified, subject to the reasonable satisfaction of Rubio's counsel as listed in Section 8.2 of this Agreement.

    Section 6.3. Conditions to Obligations of Washington to Effect the Merger. The obligations of Washington to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

    (a) Representations and Warranties. The representations and warranties of Rubio set forth in Article Two of this Agreement shall be true and correct as of the date of this Agreement and, except as updated pursuant to Section 5.10, as of the Effective Time (as though made on and as of the Effective Time, except (i) to the extent such representations and warranties are by their express provisions made as of a specific date and (ii) for the effect of transactions contemplated by this Agreement, and Washington shall have received a certificate of the president and chief executive officer of Rubio to that effect, dated the Closing Date.

    (b) Performance of Obligations. Rubio shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Washington shall have received a certificate of the president and chief executive officer of Rubio to that effect, dated the Closing Date.

    (c) Opinion of Counsel. Washington shall have received an opinion from Rothgerber, Appel, Powers & Johnson LLP, counsel to Rubio, dated the Closing Date, substantially in the form attached as Exhibit E, provided that in the event that Washington exercises its right to restructure the Merger pursuant to Section 1.11 of this Agreement, such form of legal opinion shall be appropriately modified, subject to the reasonable satisfaction of Washington's counsel.

    (d)  Shareholder Agreement. The shareholders of Rubio set forth in
Schedule 6.3(d) shall have executed the Shareholder Agreement and delivered an executed original of such Agreement to Washington as of the date hereof, together with evidence, reasonably satisfactory to Washington, of the authority of each person who executes such agreement on behalf of a shareholder of Rubio which is not a natural person (a "Corporate Shareholder") to execute such document on behalf of such Corporate Shareholder. Washington shall have received copies of the resolutions of the board of directors of Rubio approving this Agreement and the Merger, with a certification, dated the Closing Date, signed by the Secretary of Rubio and stating that such resolutions have not been modified or rescinded since they were adopted.

    (e) No Unduly Burdensome Condition or Commercial Banking Power Restriction. No regulatory approval obtained in connection with the transactions contemplated herein shall (i) contain a condition which Washington reasonably determines is unduly burdensome to Washington or any subsidiary (including Rubio) or (ii) limit or restrict the powers of Rubio.

    (f) Significant Restriction on Activities. The consummation of the Merger will not result in any significant restriction on the activities of, or significant limitation upon the conduct of business by, any existing Washington Subsidiary, other than a significant restriction or limitation that can be cured by having another Washington Subsidiary perform such activity or conduct such business in the manner theretofore performed or conducted.

    (g) Capital of Rubio. At the Closing Date, (i) the capital, surplus and undivided profits of shall be at least $3,106,000, and (ii) Rubio shall be "well capitalized" as defined in 12 C.F.R. Section 325.103(b)(1).

    (h) Dissenters. The holders of no more than 25% of the outstanding Rubio Common Stock shall be Dissenters as defined in Iowa Code Section 490.1301.3.

                                ARTICLE SEVEN

                       TERMINATION, AMENDMENT AND WAIVER

    Section 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any requisite shareholder approval:

    (a) by mutual consent of the Boards of Directors of Washington and Rubio;

    (b) by the Board of Directors of Washington or the Board of Directors of Rubio (i) at any time after January 31, 1998, if the Merger shall not theretofore have been consummated (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) or (ii) if any Regulatory Authority denies approval of the Merger.

    (c) by the Board of Directors of Washington in the event of a material breach by Rubio of any representation, warranty, covenant or other agreement contained in this Agreement, which breach is not cured within 30 days after written notice thereof to Rubio by Washington.

    (d) by the Board of Directors of Rubio in the event of a material breach by Washington of any representation, warranty, covenant or other agreement contained in this Agreement, which breach is not cured within 30 days after written notice thereof is given to Washington by Rubio;

    Section 7.2. Effect of Termination. In the event of termination of this Agreement as provided in Sections 7.1(a) or 7.1(b) hereof, this Agreement shall forthwith become void and there shall be no liability under this Agreement on the part of Washington or Rubio or their respective officers or directors except as set forth in the third sentence of Section 4.8. In the event of a termination of this Agreement pursuant to Section 7.1(c) or 7.1(d), based upon a material breach by a party, the non-breaching party shall be entitled to such relief and remedies against the breaching party as are available at law or in equity, including but not limited to, specific performance, it being agreed by the parties that the remedies of a party for a material breach by the other party are inadequate at law.

    Section 7.3. Amendment. This Agreement and the Schedules hereto may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of this Agreement by the shareholders of Rubio; provided, however, that, after approval by the shareholders of Rubio, no such modification shall
(i) alter or change the amount or kind of consideration to be received by holders of Rubio Common Stock as provided in this Agreement or (ii) adversely affect the tax treatment to Rubio shareholders of the Merger Consideration, without securing the approval of the Rubio shareholders by the vote required under the Iowa Act. Washington may make, and Rubio's Board of Directors shall approve and its duly authorized representative shall execute, such amendments as are permitted by Section 1.6 hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Washington and Rubio.

    Section 7.4. Severability. Any term, provision, covenant or restriction contained in this Agreement held by a court or a Regulatory Authority of competent jurisdiction to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdictions shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

    Section 7.5. Waiver. Any term, condition or provision of this Agreement may be waived in writing at any time by the Board of Directors of the party which is, or whose shareholders are, entitled to the benefits thereof.

                                ARTICLE EIGHT

                             GENERAL PROVISIONS

    Section 8.1. Non-Survival of Representations, Warranties and
Agreements. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. All representations, warranties, covenants and agreements in this Agreement of the parties or in any instrument delivered by a party pursuant to or in connection with this Agreement shall not survive at the Effective Time or the termination of this Agreement in accordance with its terms, except (i) in the case of consummation of the Merger, the obligations of Washington which are specifically contemplated to be performed after the Effective Time shall survive, (ii) in the case of the termination of this Agreement, the agreements contained in or referred to in the third sentence of
Section 4.8 and in Section 7.2 shall survive such termination, and
(iii) representations and warranties contained in the Shareholder Agreement shall survive the Merger.

    Section 8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally or (ii) upon confirmation of receipt if by facsimile transmission or (iii) on the date received if mailed by registered or certified mail (return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (i)   if to Washington:

         Washington Bancorp
         102 East Main Street
         Washington, Iowa 50588
         Attention:     Stan Carlson
                   President and Chief
                   Executive Officer
                   Phone: (319) 653-7256
                   Telecopy: (319) 653-2636

         Copies to:

         Silver, Freedman & Taff, L.L.P.
         1100 New York Avenue, N.W.
         7th Floor East
         Washington, D.C.  20005
         Attention:     Martin L. Meyrowitz, P.C.
                   Phone: (202) 414-6100
                   Telecopy: (202) 682-0354

    (ii) if to Rubio:

         Rubio Savings Bank of Brighton
         101 W. Washington Street
         Brighton, Iowa 52540
         Attention:     Dean Edwards
                   President
                   Phone: (319) 694-2821

         Copy to:

         Rothgerber, Appel, Powers & Johnson LLP
         Suite 3000, One Tabor Center
         1200 17th Street
         Denver, Colorado 80202-5839
         Attention:     William P. Johnson, Esq.
                   Phone: (303) 623-9000
                   Telecopy: (303) 623-9222

    Section 8.3. Miscellaneous. This Agreement (including the Schedules referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, including any confidentiality agreement between the parties hereto, (ii) except as expressly provided herein, is not intended to confer upon any person not a party hereto any rights or remedies hereunder, (iii) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and (iv) shall be governed in all respects by the laws of the State of Iowa, except as otherwise specifically provided herein or required by federal law or regulation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed in counterparts which together shall constitute a single agreement.

    Washington and Rubio have caused this Agreement to be duly executed by their authorized representatives on the date first above written.

RUBIO SAVINGS BANK OF BRIGHTON    WASHINGTON BANCORP



By: /s/ Dean Edwards                By: /s/ Stan Carlson
    ---------------------------         ----------------------------
    Dean Edwards, President            Stan Carlson, President and
                                         Chief Executive Officer


ATTESTED:                           ATTESTED:


By: /s/ Chris Davies                By: /s/ Sandra K. Bush
    ---------------------------         ----------------------------
    --------------, Secretary           Sandra K. Bush, Secretary

                                                                EXHIBIT A


                                SHAREHOLDER AGREEMENT


    The undersigned (the "Stockholder"), who is a Shareholder of RUBIO SAVINGS BANK OF BRIGHTON (the "Company"), or who is the voting trustee of certain shares of the common stock of the Company, has executed this Shareholder Agreement to be effective as of the 24th day of June, 1997.

    A. The Shareholder owns or has the power to vote _________ shares of the common stock, one hundred dollars par value per share, of the Company (together with all shares of such stock which the Shareholder subsequently acquires or obtains the power to vote, the "Shares").

    B. The Company proposes to enter into a certain Agreement and Plan of Reorganization with Washington Bancorp, an Iowa corporation ("Acquiror"), of even date herewith (the "Agreement").

    C. Under the terms of the Agreement, the Company has agreed to call a meeting of its Shareholders for the purpose of voting upon the approval of the Merger (together with any adjournments thereof, the "Shareholders' Meeting").

    D. The Company and Acquiror have made it a condition to their entering into the Agreement that certain Shareholders of the Company, and other persons who have voting control over certain shares of the common stock of the Company, including the Shareholder, shall have agreed to vote the shares of common stock of the Company favor of the Agreement and the Acquisition Merger.

                                   AGREEMENT

    Accordingly, the parties hereto agree as follows:

    1. Agreement to Vote. The Shareholders agrees, subject to Section 2 below, to vote the Shares as follows:

         (a) in favor of the adoption of the Agreement and the approval of the Plan of Merger and Merger at the Shareholders' Meeting;

         (b) against the approval of any proposal relating to a competing merger or business combination involving an acquisition of the Company or the purchase of all or a substantial portion of the assets of the Company by any person or entity other than Acquiror or another affiliate of Acquiror; and

         (c) against any other transaction which is inconsistent with the obligation of the Company to consummate the Merger in accordance with the Agreement.

    2. Termination. This Shareholder Agreement shall terminate on the earlier of (a) the date on which the Agreement is terminated in accordance with Article Seven of the Agreement or (b) the date on which the Merger is consummated.

    3. Representations, Warranties and Additional Covenants of the Shareholder. The Shareholder hereby represents and warrants to Acquiror that
(a) the Shareholder has the capacity and all necessary power and authority to vote the Shares, and (b) this Shareholder Agreement constitutes a legal, valid, and binding obligation of the Shareholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws affecting enforcement of creditors rights generally. The Shareholder further agrees that, during the term of this Shareholder Agreement, the Shareholder will not sell, pledge, or otherwise voluntarily dispose of any of the Shares which are owned by the Shareholder or take any other voluntary action which would have the effect of removing the Shareholder's power to vote the Shares or which would be inconsistent with this Shareholder Agreement.

    4. Specific Performance. The undersigned hereby acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Shareholder Agreement and agrees that the obligations of the Shareholder shall be specifically enforceable and that Acquiror shall be entitled to injunctive or other equitable relief upon such a breach by the Shareholder. The Shareholder further agrees to waive any bond in connection with the obtaining of any such injunctive or equitable relief. This provision is without prejudice to any other rights that Acquiror may have against the Shareholder for any failure to perform his obligations under this Shareholder Agreement.
    5. Governing Law. This Shareholder Agreement shall be construed and enforced in accordance with the laws of the State of Iowa without regard to any of its conflict of laws principles.

    6,   Binding Effect.  This Shareholder Agreement and the obligations of the Shareholder herein shall be binding upon the Shareholder's estate, personal representatives, heirs and successors in interest.

    7. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings attributed to such terms in the Agreement.

    IN WITNESS WHEREOF, the undersigned has executed this Stockholder Agreement as of the day and year first above written.

WITNESS:                          SHAREHOLDER:



__________________________________        __________________________________
                                  Signature

                                          __________________________________
                                          Print Name


                                          (If Shareholder is a trust,
                                            identify trust)

                                                              Exhibit B



                          SUBSIDIARY AGREEMENT AND PLAN OF MERGER

    SUBSIDIARY AGREEMENT AND PLAN OF MERGER(this "Agreement") dated ________, 1997 by and between New Rubio Savings Bank of Brighton ("New Rubio") and Rubio Savings Bank of Brighton ("Rubio").

    WHEREAS, the Board of Directors of Washington Bancorp (as the sole stockholder of New Rubio), New Rubio and Rubio have approved this Agreement, and deem it advisable and in the best interests of their respective stockholders to consummate the merger of New Rubio with and into Rubio (the "Bank Merger").

    NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                            ARTICLE I
                            THE MERGER

    1.1 Effective Time of the Bank Merger. Subject to the provisions of this Agreement, the Bank Merger shall become effective upon the filing of the articles of merger (the "Articles of Merger") with the Iowa Secretary of State on the Closing Date or as otherwise specified in the Articles of Merger in accordance with Iowa law.

    1.2 Effects of the Merger. (a) At the Merger Effective Time, (i) the separate existence of New Rubio shall cease and New Rubio shall be merged with and into Rubio (Rubio is sometimes referred to herein as the "Surviving Bank"); (ii) the Articles of Incorporation of Rubio as in effect immediately prior to the Merger Effective Time shall be the Articles of Incorporation of the Surviving Bank unless and until duly amended in accordance with applicable law, and the name of the Surviving Bank shall be "Rubio Savings Bank of Brighton"; (iii) the Bylaws of Rubio as in effect immediately prior to the Merger Effective Time shall be the Bylaws of the Surviving Bank unless and until duly amended in accordance with applicable law; (iv) the directors and officers of Rubio immediately prior to the Merger Effective Time shall be the directors and officers of the Surviving Bank with the addition of Stan Carlson as a director of the Surviving Bank, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Bank until their respective successors are duly elected or appointed and have qualified; and
(v) as otherwise provided in Iowa law and that certain Agreement and Plan of Reorganization, dated ___________, 1997, by and between Washington Bancorp and Rubio (the "Parent Merger Agreement").

                            ARTICLE II
          EFFECT OF THE BANK MERGER ON THE CAPITAL STOCK
        OF THE CONSTITUENT BANKS; EXCHANGE OF CERTIFICATES

    2.1 New Rubio Stock. At the Merger Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, $1.00 par value, of New Rubio ("New Rubio Common Stock"), all shares of New Rubio Common Stock shall automatically be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

    2.2 Rubio Stock. The shares of common stock, $100.00 par value, of Rubio issued and outstanding immediately prior to the Merger Effective Time shall remain outstanding.

                           ARTICLE III
                    TERMINATION AND AMENDMENT

    3.1 Termination. This Agreement may be terminated at any time prior to the Merger Effective Time by the written mutual consent of New Rubio and Rubio, provided the Board of Directors of each so determines by a vote of a majority of the members of its entire Board.

    3.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 3.1, this Agreement shall forthwith become void and there shall be no liability or obligation under this Agreement on the part of New Rubio, Rubio or their respective officers, directors or affiliates.

    3.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                            ARTICLE IV
                        GENERAL PROVISIONS

    4.1 Definitions. All capitalized terms which are used but not defined herein shall have the meanings set forth in the Parent Merger Agreement.

    4.2 Nonsurvival of Agreements. None of the agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger Effective Time.

    4.3 Entire Agreement. Except as otherwise set forth in this Agreement or the Parent Merger Agreement (including the documents and the instruments referred to herein or therein), this Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

    4.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Iowa.

    IN WITNESS WHEREOF, each of New Rubio and Rubio has caused this Agreement to be executed by its duly authorized officers as of the date first above written.

ATTEST:                                   NEW RUBIO SAVINGS BANK
                                           OF BRIGHTON


By: _________________________             ____________________________
    Sandra K. Bush                        Stan Carlson
    Secretary                             President and
                                           Chief Executive Officer




ATTEST:                                   RUBIO SAVINGS BANK
                                           OF BRIGHTON

By: _________________________             ____________________________
    ______________, Secretary             Dean Edwards
                                          President

                                                               EXHIBIT C

                       EMPLOYMENT AGREEMENT


    THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this ___ day of __________, 199_, by and between Rubio Savings Bank of Brighton, Brighton, Iowa (the "Bank"), and Dean Edwards (the "Employee").

    WHEREAS, the Employee is currently serving as President and Chief Executive Officer of the Bank; and

    WHEREAS, the Bank is a wholly owned subsidiary of Washington Bancorp (the "Holding Company"); and

    WHEREAS, the board of directors of the Bank ("Board of Directors") recognizes that, as is the case with publicly held corporations generally, the possibility of a change in control of the Holding Company and/or the Bank may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Bank, the Holding Company and their respective stockholders; and

    WHEREAS, the Board of Directors believes it is in the best interests of the Bank to enter into this Agreement with the Employee in order to assure continuity of management of the Bank and to reinforce and encourage the continued attention and dedication of the Employee to the Employee's assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control of the Holding Company or the Bank, although no such change is now contemplated; and

    WHEREAS, the Board of Directors has approved and authorized the execution of this Agreement with the Employee to take effect as stated in Section 2 hereof;

    NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

    1.  Definitions.

         (a) The term "Change in Control" means (1) an event of a nature that (i) would require the filing of an application or notice under Section 3 of the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act of 1978, as amended, or any successor thereto; (ii) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); (2) any person (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities; (3) individuals who are members of the board of directors of the Holding Company on the date hereof

(the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; or (4) a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Bank or the Holding Company or a similar transaction in which the Bank or the Holding Company is not the resulting entity. The term "Change in Control" shall not include an acquisition of securities by an employee benefit plan of the Bank or the Holding Company or the acquisition of securities of the Bank by the Holding Company.

         (b)  The term "Commencement Date" means __________________.

         (c) The term "Date of Termination" means the date on which employment shall cease as specified in a notice of termination pursuant to
Section 7(f) of this Agreement.

         (d) The term "Involuntary Termination" means termination of the employment of Employee without the Employee's express written consent, and shall include a material diminution of or interference with the Employee's duties, responsibilities and benefits as President and Chief Executive Officer of the Bank, including (without limitation) any of the following actions unless consented to in writing by the Employee: (1) a change in the principal workplace of the Employee to a location outside of the state of Iowa; (2) a material demotion of the Employee; (3) a material reduction in the number or seniority of other Bank personnel reporting to the Employee or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Employee, other than as part of a Bank- or Holding Company-wide reduction in staff; (4) a material adverse change in the Employee's salary, perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank or the Holding Company; and (5) a material permanent increase in the required hours of work or the workload of the Employee. The term "Involuntary Termination" does not include Termination for Cause or termination of employment due to retirement, death, disability or suspension or temporary or permanent prohibition from participation in the conduct of the Bank's affairs under Section 8 of the Federal Deposit Insurance Act ("FDIA").

         (e) The terms "Termination for Cause" and "Terminated for Cause" mean termination of the employment of the Employee because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. No act or failure to act on the part of the Employee shall be considered "willful" unless done or omitted to be done by the Employee not in good faith and without reasonable belief that his act omission was in the best interest of the Bank. The Employee shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board of Directors at a meeting of the Board called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Employee has engaged in conduct described in the preceding sentence and specifying the particulars thereof in detail.

    2. Term. The term of this Agreement shall be a period of three years commencing on the Commencement Date, subject to earlier termination as provided herein.

    3.  Employment.  The Employee is employed as President and Chief
Executive Officer of the Bank. As such, the Employee shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, and shall have such other powers and duties of an officer of the Bank as the Board of Directors may prescribe from time to time.

    4.  Compensation.

         (a)  Salary.  The Bank agrees to pay the Employee during the term of this Agreement the salary established by the Board of Directors, which shall be at least $___________ per year. The amount of the Employee's salary shall be reviewed annually by the Board of Directors, beginning not later than
the first anniversary of the Commencement Date.   Adjustments in salary or
other compensation shall not limit or reduce any other obligation of the Bank under this Agreement. The Employee's salary in effect from time to time during the term of this Agreement shall not thereafter be reduced.

         (b) Discretionary Bonuses. The Employee shall be entitled to participate in an equitable manner with all other executive officers of the Bank in discretionary bonuses as authorized and declared by the Board of Directors to its executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as declared by the Board of Directors.

         (c) Expenses. The Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing services under this Agreement in accordance with the policies and procedures applicable to the executive officers of the Bank, provided that the Employee accounts for such expenses as required under such policies and procedures.

    5.   Benefits.

         (a) Participation in Retirement and Employee Benefit Plans. The Employee shall be entitled to participate in all plans relating to pension, thrift, profit-sharing, group life insurance, medical and dental coverage, education, cash bonuses, and other retirement or employee benefits or combinations thereof, in which the Bank's executive officers participate.

         (b) Fringe Benefits. The Employee shall be eligible to participate in, and receive benefits under, any fringe benefit plans which are or may become applicable to the Bank's executive officers.

    6. Vacations; Leave. The Employee shall be entitled to annual paid vacation in accordance with the policies established by the Bank's Board of Directors for executive officers and to voluntary leave of absence, with or without pay, from time to time at such times and upon such conditions as the Board of Directors may determine in its discretion.

    7.  Termination of Employment.

         (a) Involuntary Termination. The Board of Directors may terminate the Employee's employment at any time, but, except in the case of Termination for Cause, termination of employment shall not prejudice the Employee's right to compensation or other benefits under this Agreement. In the event of Involuntary Termination other than in connection with or within 12 months after a Change in Control, (1) the Bank shall pay to the Employee during the remaining term of this Agreement, so long as the Employee is living, the Employee's salary at the rate in effect immediately prior to the Date of Termination, payable in such manner and at such times as such salary would have been payable to the Employee under Section 4(a) if the Employee had continued to be employed by the Bank, and (2) the Bank shall provide to the Employee during the remaining term of this Agreement, so long as the Employee is living, health benefits as maintained by the Bank for the benefit of its executive officers from time to time during the remaining term of the Agreement or substantially the same health benefits as the Bank maintained for its executive officers immediately prior to the Date of Termination. If the Employee elects within 30 days after the Date of Termination, the Bank shall pay him the amount of salary payable under clause (1) of the preceding sentence in a lump sum. Salary paid or payable under clause (1) of the first sentence of this Section 7(a) shall be reduced by the amounts of income, if any, earned by the Employee from employment other than by the Bank or any of its affiliates during the term of this Agreement.

         (b)  Termination for Cause.    In the event of Termination for
Cause, the Bank shall pay the Employee the Employee's salary through the Date of Termination, and the Bank shall have no further obligation to the Employee under this Agreement.

         (c) Voluntary Termination. The Employee's employment may be voluntarily terminated by the Employee at any time upon written notice to the Bank pursuant to Section 7(f) of this Agreement. In the event of such voluntary termination, the Bank shall be obligated to continue to pay to the Employee the Employee's salary and benefits only through the Date of Termination, at the time such payments are due, and the Bank shall have no further obligation to the Employee under this Agreement. Notwithstanding the foregoing, in the event of such voluntary termination in the absence of a Change in Control and of Termination for Cause, the Board of Directors may, solely in its discretion, elect to pay to the Employee severance pay which in the aggregate shall not exceed three times his annual salary in effect prior to the Date of Termination. Such severance pay shall be payable in equal monthly installments during the remaining term of this Agreement, while the Employee is living, unless within 30 days after the Date of Termination, the Employee elects to receive such severance pay in a lump sum.

         (d) Change in Control. In the event that the Employee resigns at any time during the term of this Agreement following a Change in Control, the Bank shall, subject to Section 8 of this Agreement, (1) pay to the Employee in a lump sum in cash within 25 business days after the Date of Termination an amount equal to 299% of the Employee's "base amount" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"); and (2) provide to the Employee during the remaining term of this Agreement, while the Employee is living, such health benefits as are maintained for executive officers of the Bank from time to time during the remaining term of this Agreement or substantially the same health benefits as the Bank maintained for its executive officers immediately prior to the Date of Termination. Salary paid or payable under clause (1) of the first sentence of this Section 7(d) shall be reduced by the amounts of income, if any, earned by the Employee from employment other than by the Bank or any of its affiliates during the term of this Agreement.

         (e) Death; Disability. In the event of the death of the Employee while employed under this Agreement and prior to any termination of employment, the Employee's estate, or such person as the Employee may have previously designated in writing, shall be entitled to receive from the Bank the salary of the Employee through the last day of the calendar month in which the Employee died. If the Employee becomes disabled as defined in the Bank's then current disability plan, if any, or if the Employee is otherwise unable to serve as President and Chief Executive Officer, the Employee shall be entitled to receive group and other disability income benefits of the type, if any, then provided by the Bank for executive officers.

         (f) Notice of Termination. In the event that the Bank desires to terminate the employment of the Employee during the term of this Agreement, the Bank shall deliver to the Employee a written notice of termination, stating whether such termination constitutes Termination for Cause or Involuntary Termination, setting forth in reasonable detail the facts and circumstances that are the basis for the termination, and specifying the date upon which employment shall terminate, which date shall be at least 30 days after the date upon which the notice is delivered except in the case of Termination for Cause. In the event that the Employee determines in good faith that he has experienced an Involuntary Termination of his employment, he shall send a written notice to the Bank stating the circumstances that constitute such Involuntary Termination and the date upon which his employment shall have terminated due to such Involuntary Termination. In the event that the Employee desires to terminate his employment voluntarily, he shall deliver a written notice to the Bank, stating the date upon which his employment shall terminate, which date shall be at least 90 days after the date upon which the notice is delivered, unless the parties agree to a date sooner.

    8.  Certain Reduction of Payments by the Bank.

         (a) Notwithstanding any other provision of this Agreement, if the value and amounts of benefits under this Agreement, together with any other amounts and the value of benefits received or to be received by the Employee in connection with a Change in Control would cause any amount to be nondeductible by the Bank or the Holding Company for federal income tax purposes pursuant to Section 280G of the Code, then amounts and benefits under this Agreement shall be reduced (not less than zero) to the extent necessary so as to maximize amounts and the value of benefits to the Employee without causing any amount to become nondeductible by the Bank or the Holding Company pursuant to or by reason of such Section 280G. The Employee shall determine the allocation of such reduction among payments and benefits to the Employee.

         (b) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. 1828(k) and any regulations promulgated thereunder.

    9. No Mitigation. Except as provided in Section 7(a) and Section 7(c) of this Agreement, the Employee shall not be required to mitigate the amount of any salary or other payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the Date of Termination or otherwise.

    10.  Post-Termination Obligations.

         (a) Any other provision of this Agreement to the contrary notwithstanding, all payments and benefits to the Employee under this Agreement shall be subject to his compliance with this Section 10 during the term of this Agreement and for five full years after the expiration thereof, and his compliance with Section 11 of this Agreement. The provisions of this
Section 10 and Section 11 of this Agreement shall survive termination of this Agreement for any reason.

         (b) The Employee shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

    11.  Non-Competition.

         (a) Upon any termination of the Employee's employment, the Employee agrees not to compete with the Bank or any of its affiliates for a period of one year following the Date of Termination in any city, town or country in which the Bank or any of its affiliates has an office or, as of the Date of Termination, has filed an application for regulatory approval to establish an office, except as agreed to pursuant to a resolution duly adopted by the Board of Directors. The Employee agrees that during such period, the Employee shall not directly or indirectly, render personal services as an independent contractor or director, advisory director, employee, consultant or advisor of or to any entity whose business materially competes with the depository, lending or other business activities of the Bank or any of its affiliates within said cities, towns and counties. The parties hereto, recognizing that irreparable injury will result to the Bank and its affiliates, their business and property in the event of the Employee's breach of this Section 11, agree that in the event of any such breach by the Employee, the Bank will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by the Employee, his partners, agents, servants, employers, employees and all persons acting for or with him. Nothing herein shall be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from the Employee.

         (b) The Employee recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank. The Employee shall not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever, except with the Bank's consent. Notwithstanding the foregoing, the Employee may disclose a knowledge of banking, financial and/or economic principles, concepts or ideas which are not derived from the business plans and activities of the Bank or its affiliates, and the Employee may disclose any information regarding the Bank and its affiliates which is otherwise publicly available. In the event of a breach or threatened breach by the Employee of the provisions of this Section 11, the Bank shall be entitled to an injunction restraining the Employee from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part has been disclosed or its threatened to be disclosed.
Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from the Employee.

    12. Attorneys Fees. In the event the Bank exercises its right of Termination for Cause, but it is determined by a court of competent jurisdiction or by an arbitrator pursuant to Section 19 that cause did not exist for such termination, or if in any event it is determined by any such court or arbitrator that the Bank has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

    13.  Assignments.

         (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, that the Bank shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank, and that the Employee may assign his right of payment under this Agreement to assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession or assignment had taken place.

         (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such designee, to the Employee's estate.

    14. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Bank at its home office, to the attention of the Board of Directors with a copy to the Secretary of the Bank, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to the Bank.

    15. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

     16. Headings. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

     17. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     18. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Iowa.

     19. Arbitration. Except with respect to an alleged breach of Sections 10 or 11 of this Agreement, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

     THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                                         Rubio Savings Bank of Brighton


                                         ___________________________
                                         By:
                                         Its:


                                         Employee

                                         ____________________________
                                         Dean Edwards